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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Implant Sciences Corporation
Wakefield, Massachusetts

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated September 21, 2004 relating to the financial statements of Implant Sciences Corporation (the "Company") appearing in the Company's Annual Report on Form 10-KSB/A as of and for the year ended June 30, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP

Boston, Massachusetts
April 11, 2005

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  Exhibit 23.1